Exhibit 10.16

Director RSA

NEXTNAV INC.

2021 OMNIBUS INCENTIVE PLAN

RESTRICTED Stock Agreement

COVER SHEET

NextNav Inc., a Delaware corporation (the “Company”), hereby grants shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth below (the “Restricted Shares”). Additional terms and conditions of the Restricted Shares are set forth on this cover sheet and in the attached Restricted Stock Agreement (together, the “Agreement”) and in the NextNav Inc. 2021 Omnibus Incentive Plan (as it has been or may be amended and/or restated from time to time, the “Plan”).

Grant Date:

Name of Grantee:

Number of Restricted Shares:

Vesting Commencement Date:

Vesting Schedule:

By your electronic acknowledgement of this Agreement, you agree to all of the terms and conditions described in the Agreement and in the Plan (a copy of which has been made available to you and will be provided on request). You acknowledge that you have carefully reviewed the Plan and agree that the Plan shall control in the event any provision of this Agreement should appear to be inconsistent with the Plan. You must accept your award no later than 5 pm Eastern Time, five (5) business days prior to the first vesting date or your entire award will be cancelled.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Name:

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

Nextnav INC.

2021 oMNIBUS INCENTIVE PLAN

RESTRICTED Stock Agreement

Restricted Stock	This Agreement evidences an award of Restricted Shares in the number set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement and the Plan.

Issuance

The Company will issue your Restricted Shares in the name set forth on the cover sheet as of the Grant Date.

The issuance of the Restricted Shares will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, (i) book-entry registration or (ii) issuance of one or more share certificates, with any unvested Restricted Shares bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Shares vests, the recordation of the number of Restricted Shares attributable to you will be appropriately modified if necessary.

Vesting

Your right to the Restricted Shares will vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement, so long as you continue in Service on the applicable vesting date.

You cannot vest in more than the number of shares of Stock set forth on the cover sheet of this Agreement.

Notwithstanding the vesting schedule set forth on the cover sheet of this Agreement, your unvested Restricted Shares will become one hundred percent (100%) vested: (i) upon your termination of Service due to your death or Disability, (ii) upon your termination of Service by the Company without Cause, and (ii) subject to your continued Service as of immediately prior to the consummation of a Change in Control, upon the consummation of a Change in Control. No additional Restricted Shares will vest after your Service has terminated for any reason.

For purposes of this Agreement, “Cause” means, as determined by a majority of the disinterested members of the Board: (a) false or fraudulent misrepresentation inducing your appointment; (b) your repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance; (c) your commission of any act of theft, fraud, or material dishonesty involving the property or affairs of the Company or its Affiliates or your breach of fiduciary duty; (d) conviction of, or plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or any felony, other than a traffic violation; or (e) gross negligence or willful misconduct in the performance of your Service to the Company and its Affiliates.

Forfeiture of Unvested Restricted Shares

Unless the termination of your Service triggers accelerated vesting or other treatment of your Restricted Shares pursuant to the terms of this Agreement, the Plan, a written compensatory agreement between you and the Company or an Affiliate, or a written compensatory program or policy of the Company or an Affiliate otherwise applicable to you, you will immediately and automatically forfeit to the Company all of your unvested Restricted Shares in the event your Service terminates for any reason.

Code Section 83(b) Election

Under Code Section 83, the difference between the Purchase Price paid for the Restricted Shares and their Fair Market Value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture of unvested Restricted Shares described above. You may elect to be taxed at the time the shares of Restricted Stock are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Code Section 83(b) with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the Purchase Price is less than the Fair Market Value of the shares on the Grant Date. No tax payment will have to be made to the extent the Purchase Price is at least equal to the Fair Market Value of the shares on the Grant Date. Failure to make this filing within the thirty (30)-day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the shares as of the vesting date exceeds the Purchase Price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Withholding

You agree as a condition of this Agreement that you will make acceptable arrangements to pay any withholding or other taxes that may be due relating to the grant and vesting of, or other payment with respect to, the Restricted Shares. In the event that the Company or any Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the Restricted Shares, the Company or any Affiliate shall have the right, in the Committee’s discretion, to (i) require you to tender a cash payment, (ii) deduct the tax or withholding payment from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), whereby you irrevocably elect to sell a portion of the shares of Stock resulting from the vesting of the Restricted Shares to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or any Affiliate, or (iv) withhold or cancel shares of Stock otherwise vesting under this Agreement to meet such obligations, provided that, to the extent required to avoid adverse accounting consequences to the Company, the shares of Stock so withheld or cancelled will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by Applicable Laws.

You agree that the Company or any Affiliate shall be entitled to use whatever method it may deem appropriate to recover such taxes. You further agree that the Company or any Affiliate may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

Transferability	To the extent not yet vested, your Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your Restricted Shares.

Trading Restrictions	In the event that any Restricted Shares are scheduled to vest on a date (the “Original Vesting Date”) that does not occur: (i) during an open “window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities (the “Policy”); (ii) on a date on which you are permitted to sell shares of Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy; or (iii) on a date when you are otherwise permitted to sell shares of Stock on the open market, then such shares will not vest on such Original Vesting Date and will instead vest as of the earlier of (A) the first date you are not subject to any such policy or restriction and (B) the later of (1) the last day of the calendar year in which such vesting would otherwise have been made, and (2) a date that is immediately prior to the expiration of two and one-half months following the date such vesting would otherwise have occurred.

Stockholder Rights

You have the right to vote the Restricted Shares and to receive any dividends declared or paid on the Restricted Shares.  Any stock distributions you receive with respect to unvested Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be deemed to be a part of the grant of Restricted Shares and subject to the same conditions and restrictions applicable thereto.  No adjustments to your Stock shall be made for dividends, distributions, or other rights on or with respect to the Stock generally if the applicable record date for any such dividend, distribution, or right occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan.

You may at any time obtain a copy of the prospectus related to your Award pursuant to this Agreement by accessing the prospectus at [Address].  Additionally, you may receive a paper copy of the prospectus free of charge from the Company by contacting [Contact], [Address], [Telephone Number], and [Email Address].

No Right to Continued Service	This Agreement and the Restricted Shares evidenced by this Agreement do not give you the right to expectation of Service with, or to continue in the Service of, the Company or any Affiliate.

Corporate Activity

Your Restricted Shares shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Section 16 of the Plan.

Clawback

The Restricted Shares are subject to mandatory repayment by you to the Company in the circumstances specified in the Plan, including to the extent you are or in the future become subject to any Company “clawback” or recoupment policy or Applicable Laws that require the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or Applicable Laws.

Governing Law & Venue

You understand and agree that the Company is a Delaware corporation and that your Restricted Shares may be part of a contemporaneous grant of many similar awards to individuals located in numerous jurisdictions. You agree that this Agreement and the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, United States of America, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of any other jurisdiction.

The exclusive venue for any and all disputes arising out of or in connection with this Agreement shall be New Castle County, Delaware, United States of America, and the courts sitting exclusively in New Castle County, Delaware, United States of America shall have exclusive jurisdiction to adjudicate such disputes. Each party hereby expressly consents to the exercise of jurisdiction by such courts and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to such laying of venue (including the defense of inconvenient forum).

Compliance with Foreign Exchange Laws

Local foreign exchange laws may affect your Restricted Shares or the vesting of your Restricted Shares. You are responsible for obtaining any exchange control approval that may be required in connection with such events. Neither the Company nor any of its Affiliates will be responsible for obtaining such approvals or liable for the failure on your part to obtain or abide by such approvals. This statement does not constitute legal or tax advice upon which you should rely. You should consult with your personal legal and tax advisers to ensure your compliance with local laws. You agree to comply with all Applicable Laws and pay any and all applicable taxes associated with the grant of, vesting of, or otherwise relating to the Restricted Shares.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Restricted Shares. Any prior agreements, commitments, or negotiations concerning the Restricted Shares are superseded, except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy	As a condition of the grant of the Restricted Shares, you consent to the collection, use, and transfer of personal data as described in this paragraph. You understand that the Company and its Affiliates hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or equivalent, compensation, nationality, job title, ownership interests or directorships held in the Company or its Affiliates, and details of all equity awards or other entitlements to shares of Stock awarded, cancelled, exercised, vested or unvested (“Data”). You further understand that the Company and its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration, and management of your participation in the Plan, and that the Company and any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan. You understand that these recipients may be located in the European Economic Area or elsewhere, such as the United States. You authorize them to receive, possess, use, retain, and transfer such Data as may be required for the administration of the Plan or the holding of shares of Stock on your behalf, in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan, including any requisite transfer to a broker or other third party with whom you may elect to deposit any shares of Stock acquired under the Plan. You understand that you may, at any time, view such Data or require any necessary amendments to the Data.

Notice Delivery	By accepting the Restricted Shares, you agree that notices may be given to you in writing either at your home or mailing address as shown in the records of the Company or an Affiliate or by electronic transmission (including e-mail or reference to a website or other URL) sent to you through the normal process employed by the Company or the Affiliate, as applicable, for communicating electronically with its directors.

Code Section 409A

The grant of shares of Restricted Stock under this Agreement is intended to comply with the “restricted property” exemption from Code Section 409A (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance with the exemption. Notwithstanding anything to the contrary in the Plan or this Agreement, none of the Company, its Affiliates, the Board, or the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and none of the Company, its Affiliates, the Board, or the Committee will have any liability to you for such tax or penalty.

By accepting this Agreement, you agree to all of
the terms and conditions described above and in the Plan.

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